Exhibit 5.1

[S&C Letterhead]

March 22, 2012

United Rentals, Inc.,

        Five Greenwich Office Park,

                Greenwich, Connecticut 06831.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 29,895,926 shares (the “Securities”) of common stock, par value $0.01 per share, of United Rentals, Inc., a Delaware corporation (the “Company”), to be issued to the holders of shares of common stock, no par value, of RSC Holdings Inc., a Delaware corporation (“RSC”), pursuant to the Agreement and Plan of Merger, dated as of December 15, 2011 (the “Merger Agreement”), between the Company and RSC, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement on Form S-4 of the Company (the “Registration Statement”) has become effective under the Act and the Securities have been duly issued pursuant to the Merger Agreement as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the joint proxy statement/prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Sullivan & Cromwell LLP

Sullivan & Cromwell LLP